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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is hereby made and entered into, as of this ____ day of _____, 2002 ("the Effective Date"), by and between MAXXIS COMMUNICATIONS, INC. ("Company" or "Maxxis"), a Georgia Corporation, with its principal place of business at 1901 Montreal Road, Suite 108, Tucker, GA. 30084 and _____________; whose address is ___________________________________________;
whose social security number or federal tax identification number (EIN) is ________________; and whose telephone number is ________________________________
("Purchaser").

                                    RECITALS

WHEREAS, Maxxis is an authorized and fully tariffed, national long distance carrier authorized to operate in the State of Georgia, and as such owns thousands of customers ("long distance telephone customers").

WHEREAS, Purchaser desires to purchase from Maxxis and Maxxis desires to sell to Purchaser some of its long distance customers.

WHEREAS, long distance telephone customers may be purchased only in a minimum block of four customers.

WHEREAS, each party has full power and authority (including full corporate power and authority) to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, conditions, promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound legally, mutually agree as follows:

        1. SALE AND PURCHASE. Maxxis hereby sells, bargains, assigns, transfers and conveys to Purchaser and Purchaser hereby purchases and acquires, free of all liabilities and encumbrances, ________________ long distance telephone customers on the terms and conditions set forth in this Agreement.


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        2. PURCHASE PRICE. The purchase price is _______________, which represents a price per customer of two hundred fifty dollars ($250). The total purchase price is payable by certified or cashier's check to the order of Maxxis Communications, Inc. on the date of execution of this Agreement.

        3. FEE PAYMENT TO PURCHASER. Beginning on the tenth (10th) of the first month following a full calendar month after the effective date, and for every month thereafter during the term of this Agreement, Purchaser shall be entitled to a monthly per customer fee, which represents its return on its investment (e.g., if this Agreement becomes effective June 4, 2001, Purchaser shall be entitled to fees beginning August 10, 2001 or the first business day after August 10). Maxxis shall remit to Purchaser a monthly fee of three dollars ($3.00) per customer. Maxxis shall retain as a fee for services rendered to Purchaser (as described later in this Agreement) all other remuneration realized from the sale of long distance service to the customer. If Purchaser purchases fewer than eight blocks of customers (32 customers), Maxxis has the option to remit the earned fees to Purchaser on a quarterly basis. As used in this Section a single three-month period shall be deemed a quarter, and the remittance would be made every three months.

        4. TERM. This Agreement shall be effective as of the Effective Date and shall continue in full force for three full years, unless a Party notifies the other Party in writing of its intent to terminate the Agreement prior to the termination date.

        5. REPURCHASE AND RESELL RIGHTS. Maxxis shall have an automatic right to repurchase all customers sold to Purchaser in the thirty seventh (37th) month after the effective date of this Agreement for a price of thirteen hundred dollars ($1300) per block, which represents three hundred twenty five dollars per customer ($325). If Purchaser desires to retain ownership of the long distance telephone customers upon termination of this Agreement, Maxxis shall decide whether it wishes to enter into a new Agreement with Purchaser. Purchaser shall have the right to terminate this Agreement at any time before the termination date, providing Purchaser complies with the notification provision of Section 4. If, however, Purchaser terminates this Agreement prior to the termination date, Maxxis shall have the right to repurchase all long distance customers sold to customer at the initial sale price (i.e., $250 per customer), and any unpaid fees Purchaser has earned.

        6. REPLACEMENT OF CUSTOMERS. If during the term of this Agreement any long distance customer purchased by Purchase decides to cease using Maxxis as its long distance carrier, Maxxis shall replace that customer with another long distance customer.

        7. RESPONSIBILITIES TO MAXXIS TO PURCHASER. Maxxis shall continue to pay all network usage costs and all communications sales taxes and fees, and shall continue to invoice customers and collect monthly payments for long distance telephone usage.


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        8. RELATIONSHIP OF PARTIES. It is understood and agreed that the
Purchaser is not a general or special agent or representative of Maxxis, and this Agreement does not create a partnership. The Purchaser shall not represent that it has, by virtue of this Agreement, any status, power, or authority other than that expressly provided herein. The Purchaser shall not have the right, power or authority, nor shall it hold itself out as having the right, power or authority, to create any contract or other obligation, express or implied, binding upon Maxxis.

        9. REPRESENTATIONS AND WARRANTIES. Maxxis represents and warrants that it shall comply with all applicable federal, state, and local laws, and regulations, rulings and orders, including, but not limited to the Communications Act of 1934, the Telecommunications Act of 1996, the Rules and regulations of the Federal Communications Commission ("FCC") and state public utility or service commissions ("PSC"). It further warrants that it has obtained and shall maintain in full effect any required certification, permit, license, approval or authorization of the FCC and PSC or any governmental body.

        10. CONFIDENTIAL AND PROPRIETARY INFORMATION, AND TRADE SECRETS. For the term of this Agreement and for three years after its termination, the Purchaser agrees to protect the confidentiality of Maxxis' Confidential and Proprietary Information, including trade secrets. Confidential and Proprietary Information means information about Maxxis' business, products, services, processes, designs, marketing plans, and technical or financial information, including the pricing and fee information applicable to this Agreement. Confidential and Proprietary Information does not include (a) information that is publicly known,
(b) is given to the Purchaser by someone who is not obligated to maintain confidentiality, or (c) was developed by the Purchaser independently and without reference to Maxxis' Confidential and Proprietary Information. The Purchaser agrees to use Maxxis' Confidential and Proprietary Information only as necessary to perform its obligations under this Agreement. The Purchaser shall promptly return any copies of the Maxxis' Confidential and Proprietary Information at the termination of this Agreement or at the request of Maxxis.

        11. DISCLAIMERS; LIMITATION OF LIABILITY

        A. DISCLAIMERS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, MAXXIS MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED.

        B. LIMITATION OF LIABILITY. THE LIABILITY OF EACH MAXXIS AND THE PURCHASER FOR BREACH OF THIS AGREEMENT IS LIMITED TO THE AMOUNT ACTUALLY RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL EITHER MAXXIS OR THE PURCHASER BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL SPECIAL OR PUNITIVE DAMAGES OF ANY KIND ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF


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OBLIGATIONS HEREUNDER. THE PARTIES AGREE THAT THIS SECTION 11 REPRESENTS A
REASONABLE ALLOCATION OF THE RISKS.

        12. NO PERSONAL LIABILITY. Each action or claim arising under or relating to this Agreement shall be made only against Maxxis as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of Maxxis. The Purchaser shall not seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer, or director of Maxxis.

        Each such party is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section. If the Purchaser of the long distance customers is a corporate entity, then the rights and obligations of this Section shall apply to the Purchaser with equal force.

        13. ASSIGNMENT. Either party may assign the rights and obligations under this Agreement with the express written consent of the other party hereto, which consent shall not be unreasonably withheld.

        14. BINDING AGREEMENT. This Agreement contains valid and binding obligations of both parties and is enforceable against both parties in accordance with its terms.

        15. NON-WAIVER. The waiver by either Party of any breach of this Agreement by the other Party in a particular instance shall not operate as a waiver of subsequent breaches of a same or different kind. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right in subsequent instances, unless otherwise expressly provided herein or by written agreement between the parties.

        16. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement unless the invalid or unenforceable provision is a material provision of this Agreement, or the invalidity or unenforceability materially affects the rights or obligations of a Party hereunder or the ability of a Party to perform any material provision of this Agreement. The Parties shall promptly modify or replace any provision(s) found to be invalid or unenforceable with valid provisions and shall amend this Agreement in writing to include the valid provisions.

        17. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe any provisions.


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        18. ARBITRATION, GOVERNING LAW, AND FORUM SELECTION. Any dispute relating to this Agreement or the breach thereof shall be settled by binding arbitration conducted in Fulton County, Georgia pursuant to the procedures, then in effect, of the American Arbitration Association. This Agreement shall be governed by and construed in accordance with Laws of the State of Georgia. Any civil action relating to this Agreement or the breach thereof shall be instituted and prosecuted in state or Federal courts in the State of Georgia.

        19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        20. ENTIRE AGREEMENT AND MODIFICATION OF AGREEMENT. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement, including any provision, may be modified only by a written instrument duly signed and dated by each party to the Agreement.

        21. NOTICES. All notices hereunder shall be in writing and delivered by hand, by express mail delivery service, or by registered, certified mail, postage prepaid, (return receipt requested) addressed to the designated official for each party, as listed below. Notices shall be deemed to have been received at the time of delivery. Either Party may change its address or designated representative for receipt of notices by giving notice in writing. Notices shall be sent to:


For Maxxis:                                  For Purchaser:

                                             (Write in Name & Address)
-----------------------------------          -----------------------------------
Shawn J. Dinwiddie
Maxxis Communications, Inc.
1901 Montreal Road
Suite 108
Tucker, GA 30084


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IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be executed as of the day and year shown below.


Company:  Maxxis Communications Inc.

Signature:                               Signature:
          ----------------------------            ------------------------------

Name:                                    Name:
     ---------------------------------        ----------------------------------

Title:                                   Title:
      --------------------------------         ---------------------------------

Date:                                    Date:
     ---------------------------------        ----------------------------------



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